As filed with the Delaware Secretary of State on 3/23/95.


                       AMENDED AND RESTATED

                   CERTIFICATE OF INCORPORATION

                                OF

                       DMI FURNITURE, INC.

 Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, DMI Furniture, Inc. (the "Corporation"), a Delaware corporation, hereby certifies as follows:

     1. The Corporation's present name is "DMI Furniture, Inc." The Corporation was originally incorporated under the name "Dolmad Corporation." The Corporation's original certificate of incorporation was filed with the Secretary of State of the State of Delaware on January 29, 1969.

     2. The Corporation's Certificate of Incorporation is hereby amended:

          (a) to eliminate the 21,698 authorized shares of Series A Preferred Stock par value $20 per share; and

          (b) to delete all references to the Corporation's old Series A Preferred Stock.

     3. The amendments described in the preceding paragraph 2 (the "Amendments") shall be effected by amending Article FOURTH of the Corporation's Certificate of Incorporation to read in its entirety as set forth in paragraph 5 below.

     4. The Corporation's Amended and Restated Certificate of Incorporation restates and integrates all of the provisions of its Certificate of Incorporation that are now in effect as a result of having previously been filed with the Secretary of State.


                                       E-3                               Page 44

     5. The Certificate of Incorporation, amended as described in the preceding paragraphs 2, 3 and 4, shall read in its entirety as follows:

     FIRST:  The name of the Corporation is DMI Furniture, Inc.

     SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH:

          (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 13,620,000 shares, consisting of 2,020,000 shares of Series C Preferred Stock, par value $2 per share (herein called the "Series C Preferred Stock"); 2,000,000 shares of Series D Preferred Stock, par value $10 per share (herein called the "Series D Preferred Stock"); and 9,600,000 shares of Common Stock, par value $0.10 per share (herein called the "Common Stock"). Except as otherwise provided in this Article FOURTH, including, without limitation, part I hereof, all shares of Preferred Stock of any class or series shall rank PARI PASSU with respect to each other, and senior with respect to the Common Stock. All cross-references in each part of this Article FOURTH refer to other paragraphs in such part unless otherwise indicated.

          (b) The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

                                I

                     SERIES C PREFERRED STOCK

     1.   DIVIDENDS.

          1A. GENERAL DIVIDEND OBLIGATION. When and as declared by the board of directors of the Corporation, the Corporation shall pay to the holders of the Series C Preferred Stock, out of the assets of the Corporation available for the payment of dividends under the General Corporation Law of the State of Delaware, dividends at the times and in the amounts provided for in this paragraph 1, provided that the Series C Preferred Stock shall be


                                       E-4                               Page 45
entitled to the dividend preferences set forth in paragraph 1E of this part I. Anything herein to the contrary notwithstanding, the declaration of such dividends shall be in the sole discretion of the board of directors and they shall have no obligation to declare such dividends, but, in the event such dividends are not paid as and when required under paragraph 1C of this part I, the holders of the Series C Preferred Stock shall have and retain all the rights and remedies herein contained arising from the failure to pay such dividends as and when due.

          1B. CALCULATION OF DIVIDENDS. Dividends on each share of Series C Preferred Stock (each of which is referred to in this part as a "Share") shall be calculated cumulatively (but shall not compound) on a daily basis at the rate and in the manner prescribed herein from and including the date of issuance of such Share to and including the date on which the Redemption Price of such Share shall have been paid, whether or not such dividends shall have been declared and whether or not there shall be (at the time such dividends are calculated or become payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of dividends. For purposes of this paragraph 1B and paragraph 1C, the date on which the shares of Series B Preferred Stock are converted into shares of Series C Preferred Stock shall be deemed to be their "date of issuance" regardless of the number of times transfer of such Shares shall be made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Shares (whether by reason of transfer of such Shares or for any other reason).

          1C. DIVIDEND RATE. Dividends shall be calculated cumulatively on a daily basis on each Share beginning September 1, 1986. During each fiscal year of the Corporation, beginning with the fiscal year ending August 31, 1987, the annual dividend rate for each Share shall be the lower of (i) twenty cents ($.20) or (ii) the Corporation's Consolidated Net Income (as defined below) in excess of $500,000 for the Corporation's next preceding fiscal year divided by the number of Shares outstanding on the last day of that next preceding fiscal year. Dividends shall be payable on the first day of December, 1986, in the case of dividends to that date and the first day of each March, June, September and December thereafter (or if such day is not a Business Day, the immediately preceding Business Day) (the term "Dividend Reference Date" shall mean December 1, 1986, and each of such payment dates thereafter). To the extent not paid, all dividends which have been calculated on each Share then outstanding during the period from and including the preceding Dividend Reference Date (or from and including the original date of issuance of the Series C Preferred Stock in the case of the initial Dividend Reference Date) shall be added to the Liquidation Value of such Share and shall remain a part thereof until (but only until) such dividends are paid. For the purposes of this part I, "Consolidated Net Income" of the Corporation shall


                                       E-5                               Page 46
mean the consolidated net income of the Corporation and its subsidiaries as set forth in the financial statements included in its Annual Report to Stockholders which shall also contain the report of the Corporation's independent certified public accountants respecting those financial statements, and which shall be conclusively binding upon the Corporation and all stockholders.

          1D. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. If at any time the Corporation shall pay less than the total amount of dividends then calculated on the Series C Preferred Stock, such payment shall be distributed among the holders of the Series C Preferred Stock so that an equal amount shall be paid with respect to each outstanding Share.

          1E. Priority. The Series C Preferred Stock shall rank senior to the Common Stock in respect of dividend payments to the extent provided in this paragraph 1E. So long as any Series C Preferred Stock shall remain outstanding, no Junior Securities shall be acquired or redeemed by the Corporation or any Subsidiary, nor shall any dividend be declared or paid, nor shall any distri-bution be made, upon any Junior Securities by the Corporation; PROVIDED that, so long as no Event of Noncompliance (including without limitation the failure to pay dividends as contemplated by paragraph 5A(i)(a) of this part I) or Potential Event of Noncompliance shall have occurred and be continuing, the Corporation
(a) may pay dividends and make distributions on Junior Securities if the same are exclusively shares of Common Stock and, in addition, (b) may pay cash dividends on any Junior Securities in an aggregate amount during any year not greater than ten per cent (10%) of Consolidated Net Income for its prior fiscal year as defined in paragraph 1C of this part I, from which Consolidated Net Income shall first be deducted all dividends paid or required to be paid (whether or not paid) on the Series C Preferred Stock.

     2. LIQUIDATION. Upon any liquidation (complete or partial), dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled, before any distribution or payment is made upon any Junior Securities of the Corporation, to be paid out of the assets of the Corporation available for distribution to its stockholders (whether from capital, surplus or earnings) an amount in cash equal to the aggregate Liquidation Value of all Shares outstanding, and the holders of the Series C Preferred Stock shall not be entitled to any further payment. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation to be distributed among the holders of the Series C Preferred Stock shall be insufficient to permit payment to the holders of Series C Preferred Stock of the amount which they are entitled to be paid as aforesaid, then assets of the Corporation shall be distributed to the holders of the Series C Preferred Stock ratably based upon the aggregate Liquidation Value of the Shares held by them. Upon any such liquidation, dissolution


                                       E-6                               Page 47
or winding up of the Corporation, after the holders of the Series C Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining assets of the Corporation may be distributed to the holders of Junior Securities of the Corporation. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the payment and the place where the amounts distributable shall be payable, shall be mailed by certified or registered mail, return receipt requested, not less than sixty days prior to the payment date stated therein, to each record holder of any Share at the address for such record holder shown on the Corporation's records. Neither the consolidation nor merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of any of the provisions of this paragraph 2.

     3.   REDEMPTIONS.

          3A. REDEMPTION PRICE. For each Share which is to be redeemed by the Corporation at any time and for any reason in a redemption pursuant to this paragraph 3, the Corporation shall be obligated on the Redemption Date, regardless of whether the Corporation shall be able or legally permitted to make such payment on the Redemption Date, to pay to the holder thereof (upon surrender by each holder at the Corporation's principal office of the certificate representing such Share duly endorsed in blank or accompanied by an appropriate form of assignment) the amount set forth below (the "Redemption Price" for such share), or such lesser amount per Share that the Corporation and the holder(s) of the Shares to be redeemed may agree upon.

          Redemption Date               Redemption Price
          ---------------               ----------------

          Before 9-1-90                      $2.50

          On or after 9-1-90 and             $2.75
          before 9-1-91

          On or after 9-1-91                 $3.00

Provided, that nothing herein shall be construed to require any actual payment before such can be made without contravening applicable law.

          3B. REDEEMED OR OTHERWISE ACQUIRED SHARES NOT TO BE REISSUED. Any Shares redeemed pursuant to this paragraph 3 or otherwise acquired by the Corporation in any manner whatsoever shall not under any circumstances be reissued, sold or transferred by the Corporation.


                                       E-7                               Page 48

          3C. REDEMPTION AT THE CORPORATION'S OPTION. The Corporation may from time to time redeem all or any portion of the Shares then outstanding at an amount for each Share to be redeemed either (i) equal to the Redemption Price or
(ii) greater than the Redemption Price but less than the Lowest Common Stock Equivalent Value per Share. Lowest Common Stock Equivalent Value per Share shall equal the par value of the Shares (i) divided by the highest Purchase Price of the Common Stock of any holder of Shares for purposes of the conversion rights set forth in paragraph 15 (which may be set forth in a contract between the Corporation and such holder) and (ii) multiplied by the Average Price of the Common Stock. Average Price of the Common Stock shall mean the average of the closing bid or sales prices (as the case may be) for the Common Stock quoted on the NASDAQ System on each of the ten trading days before the date of the notice of redemption required by paragraph 3D. If the Corporation redeems fewer than all of the Shares then outstanding pursuant to this paragraph 3C, the Corporation shall effect such redemption pro rata among all holders of Shares. The number of Shares to be redeemed from each holder thereof in any redemption pursuant to this paragraph 3C shall be determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding, provided that the Corporation shall not be required to redeem any fractional shares and redeem from such holders only the whole number of shares resulting from such calculation.

          3D. NOTICE OF REDEMPTION AT THE CORPORATION'S OPTION. The Corporation shall mail notice of any redemption pursuant to paragraph 3C by certified or registered mail, return receipt requested, to each holder of record of Shares at the address for such holder shown on the Corporation's records, not more than sixty nor less than thirty days before the date on which such redemption is to be made. The notice shall also specify the number of Shares and the certificate numbers thereof which are to be redeemed. Upon mailing any notice of redemption pursuant to this paragraph 3D, the Corporation shall become obligated to redeem at the time of redemption specified therein all Shares therein specified. If fewer than all the Shares represented by any certificate are redeemed, a new certificate representing the unredeemed Shares shall be issued to the holder thereof without cost to such holder.

          3E. REDEMPTION OTHER THAN AT THE REDEMPTION PRICE. The Corporation may from time to time redeem all or any portion of the Shares then outstanding, at an amount less than the Redemption Price, from holders who accept an offer to redeem their Shares made by the Corporation pursuant to this paragraph 3E.

               (a) To effect any redemption pursuant to this paragraph 3E, the Corporation shall mail a written offer to redeem Shares by certified or registered mail, return receipt requested,


                                       E-8                               Page 49
to each holder of Shares, at the address for such holder shown on the Corporation's records, not more than ninety nor less than sixty days before the date on which such redemption is to be made. The offer shall specify the aggregate number of Shares proposed to be redeemed, and the amount per Share to be paid for the Shares to be redeemed, and the time and place of redemption.

               (b) Each holder of Shares may then deliver to the Secretary of the Corporation, not later than thirty days before the time of redemption specified in the Corporation's offer to redeem, a written notice designating the number of whole Shares that such holder (a "Redeeming Holder") wishes the Corporation to redeem. The number of Shares that the Corporation shall redeem from each Redeeming Holder shall be determined as follows:

     FIRST STEP: Determine with respect to each Redeeming Holder the smaller of

         (a) The number of Shares the Redeeming Holder has designated as Shares he wishes the Corporation to redeem, and

         (b)  A/B x C

         Where:

         A is the number of Shares owned by the Redeeming Holder making the designation;

         B is the number of Shares owned by all the Redeeming Holders who make designations; and

         C is the number of Shares the Corporation proposes to redeem.

         SECOND STEP: If the number of Shares the Corporation proposes to redeem exceeds the aggregate number of Shares determined for all Redeeming Holders in the First Step, the excess shall be allocated (proportionately according to their ownership of Shares) among the Redeeming Holders for whom the First Step produced fewer shares than they wished the Corporation to redeem, but in the allocation no Redeeming Holder shall be allocated a number of Shares greater than the number necessary to produce for him in the Third Step the number of Shares that he designated as Shares he wished the Corporation to redeem.

         Third Step: The number of Shares each Redeeming Holder is entitled to have the Corporation redeem shall be determined by combining with respect to each Redeeming Holder the number of Shares determined in the First Step and the number of Shares allocated in the Second Step and then rounding that sum to the nearest whole number.


                                       E-9                               Page 50

              (c) The Corporation shall mail notice of any redemption pursuant to this paragraph 3E by certified or registered mail, return receipt requested, to each Redeeming Holder not less than fifteen days before the date on which the redemption is to be made. The notice shall specify the number of Shares to be redeemed. Upon mailing any notice of redemption pursuant to this paragraph 3E, the Corporation shall become obligated to redeem at the time of redemption specified therein all Shares therein specified. If fewer than all the Shares represented by any certificate are redeemed, a new certificate representing the unredeemed Shares shall be issued to the Redeeming Holder thereof without cost to such Redeeming Holder.

         3F. DIVIDENDS AFTER REDEMPTION DATE. No Share shall be entitled to any dividends calculated after its Redemption Date, and on such Redemption Date all rights of the holder of such Share as a stockholder of the Corporation by reason of the ownership of such Share, shall cease, except the right to receive the Redemption Price of such Share upon presentation and surrender of the certificate representing such Share, and such Share shall not after such Redemption Date be deemed to be outstanding.

         3G. OTHER REDEMPTIONS OR ACQUISITIONS. The Corporation shall neither redeem nor otherwise acquire any Series C Preferred Stock except as expressly authorized in this part I.

         3H. CALCULATED DIVIDENDS MUST BE PAID PRIOR TO ANY REDEMPTION. The Corporation must pay all dividends calculated on the Series C Preferred Stock through the Redemption Date at the time of redemption thereof, or shall not redeem any such shares.

    4.   ELECTION OF DIRECTORS.

         (i) At each annual meeting of the stockholders of the Corporation, the holders of Series C Preferred Stock, voting as a single class, shall be entitled to elect the greatest integral number of directors that does not exceed one-fifth (1/5) of the total number of directors, or two directors, whichever is greater, and the number of members constituting the board of directors shall be increased by such number, and the remaining members of the board of directors shall (subject to the right of holders of any class or series of stock or other securities of the Corporation other than the Series C Preferred Stock to elect directors upon the happening of an event, such as a default in the payment of dividends) be elected by the holders of the securities of the Corporation entitled at the time to vote for the election of directors.

         (ii) The directors elected by the holders of the Series C Preferred Stock may be removed only by the vote of the holders of record of the majority of Shares at a meeting of the Stockholders or of the holders of Shares called for that purpose in the manner set forth in paragraph 5B(iii). Any vacancy in the office of any of


                                      E-10                               Page 51
such directors may be filled by designation to the Corporation in writing by the remaining director or directors then in office elected by the holders of the Series C Preferred Stock pursuant to this paragraph 4, or, if not so filled within thirty days after the vacancy occurs, by the holders of the Series C Preferred Stock at any meeting, annual or special, for the election of directors held thereafter. A special meeting of the holders of shares of Series C Preferred Stock may be called for the purpose of filling any such vacancy in the manner set forth in paragraph 5B(iii). In the case of removal of any such director, the vacancy may be filled at the same meeting at which such removal was voted.

    5.   EVENTS OF NONCOMPLIANCE.

         5A.  DEFINITION.

              (i) An Event of Noncompliance shall be deemed to have occurred if:

                   (a) the Corporation fails for any reason to pay on any Dividend Reference Date the full amount of dividends then calculated on the Shares but unpaid;

                   (b) the Corporation fails for any reason to redeem on any date specified in any notice of redemption mailed pursuant to paragraph 3E all of the Shares specified in such notice to be redeemed on such date;

                   (c) the Corporation otherwise fails to perform or observe any other covenant or agreement set forth in this part I or in any Warrant;

                   (d) the Corporation or any Subsidiary mate- rially fails to perform or observe any term, provision, covenant or agreement set forth in the Purchase Agreement;

                   (e) any representation or warranty in writing furnished by the Corporation, any Subsidiary or any Person to any holder of Series C Preferred Stock is (or proves to have been) false or misleading in any material respect on the date made or furnished;

                   (f) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Bankruptcy Act; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a trustee, receiver or liquidator of the Corporation or any Subsidiary, or of any substantial part of the assets of the Corporation or any


                                      E-11                               Page 52

Subsidiary, or commences any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or any such petition or application is filed, or any such proceedings are commenced against the Corporation or any Subsidiary and the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver or liquidator, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than sixty days; or any involuntary case is commenced under the Bankruptcy Code with respect to the Corporation or any Subsidiary and is not dismissed within sixty days; or any order, judgment or decree is entered in any proceedings against the Corporation or any Subsidiary decreeing the dissolution of the Corporation or such Subsidiary and such order, judgment or decree remains unstayed and in effect for more than sixty days; or any order, judgment or decree is entered in any proceedings against the Corporation or any Subsidiary decreeing a split-up of the Corporation or such Subsidiary and such order, judgment or decree remains unstayed and in effect for more than sixty days;

                   (g) the Corporation or any Subsidiary defaults in any payment of principal of or interest on any obligation for money borrowed or received (or any obligation under conditional sale or other title retention agreement or any obligation issued or assumed as full or partial payment for property whether or not secured by purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or defaults in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other default under any such agreement shall occur and be continuing) if the effect of such default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; or

                   (h) a final judgment in an amount in excess of one million dollars ($1,000,000) is rendered against the Corpo- ration or any Subsidiary and, within sixty days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty days after the expiration of any such stay, such judgment is not discharged.

         (ii) The existence or continuation of any Event of Noncompliance shall be irrespective of whether such event or the underlying facts shall have come about voluntarily or involuntarily


                                      E-12                               Page 53
or shall be beyond the Corporation's or any Subsidiary's control or shall have come about or been effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body or because of paragraph 3I of this part I.
         (iii) The term "Potential Event of Noncompliance" means the occurrence of any event which with the passage of time or the giving of notice or both would become an Event of Noncompliance.

    5B.  CONSEQUENCES OF CERTAIN EVENTS.

         (i) If and whenever (a) the Corporation shall have failed to earn Consolidated Net Income of at least $769,500 for the preceding fiscal year, or accrued dividends on the Series C Preferred Stock amounting to $269,500 or more at any time shall not have been paid, or (b) any Event of Noncompliance other than the failure to pay dividends on the Series C Preferred Stock shall occur, then the holders of the Series C Preferred Stock until divested of such right as hereinafter provided, shall be entitled, voting as a single class to elect a majority of the members of the board of directors (which shall include the directors elected as provided in paragraph 4), and each Share shall be entitled to one vote. In the event that the holders of Series C Preferred Stock shall become so entitled to elect a majority of the members of the board of directors, a special meeting for the election of such directors (the "Special Meeting") shall be called in the manner set forth in paragraph 5B(iii), and the holders of the Series C Preferred Stock, voting as a single class, shall elect such majority of the members of the board of directors, and the remaining members of the board of directors shall (subject to the right of holders of any class or series of stock or other securities of the Corporation other than the Series C Preferred Stock to elect directors upon the happening of an event, such as a default in the payment of dividends) be elected by the holders of the securities of the Corporation entitled at the time to vote for the election of directors. Thereafter, at each annual meeting of the stockholders of the Corporation, until divested as hereinafter provided of their right to elect a majority of the members of the board of directors, the holders of the Series C Preferred Stock, voting as a single class, shall elect a majority of the members of the board of directors, and the remaining members of the board of directors shall (subject to the right of holders of any class or series of stock or other securities of the Corporation other than the Series C Preferred Stock to elect directors upon the happening of an event, such as a default in the payment of dividends) be elected by the holders of the securities of the Corporation entitled at the time to vote for the election of directors.

         (ii) The directors (other than those elected as provided in paragraph 4) elected by the holders of the Series C Preferred


                                      E-13                               Page 54

Stock voting as a single class pursuant to the aforesaid right or designated pursuant to the provisions of this paragraph shall automatically cease to serve as such whenever (a) if the Corporation's failure to earn Consolidated Net Income of $769,500 for a preceding fiscal year or the non-payment of dividends on the Series C Preferred Stock entitled the Series C Preferred Stock to elect a majority of the board of directors, when the Corporation shall have earned Consolidated Net Income of at least $769,500 for a subsequent fiscal year, and the unpaid accrued dividends on the Series C Preferred Stock shall be less than $269,500, or (b) if an Event of Noncompliance other than the failure to pay dividends on the Series C Preferred Stock entitled the Series C Preferred Stock to elect a majority of the board of directors, when all Events of Noncompliance, except the nonpayment of dividends, are cured. Any such directors may otherwise be removed only by the vote of the holders of record of the majority of Shares at a meeting of the stockholders or of the holders of Shares called for that purpose. Any vacancy in the office of any of such directors may be filled by designation to the Corporation in writing by the remaining directors then in office who were elected by the holders of the Series C Preferred Stock pursuant to this paragraph 5B, or, if not so filled within thirty days after the vacancy occurs, by the holders of the Series C Preferred Stock at any meeting, annual or special, for the election of directors held thereafter. A special meeting of the holders of shares of Series C Preferred Stock may be called for the purpose of filling any such vacancy. In the case of removal of any such director, the vacancy may be filled at the same meeting at which such removal was voted.

         (iii) At any time when such special voting power shall have vested in the holders of the Series C Preferred Stock as provided in paragraph 5B, and at other times as provided in paragraph 4, a proper officer of the Corporation shall, upon the written request of the holders of record of at least ten percent (10%) of the Series C Preferred Stock, addressed to the Secretary of the Corporation, call a Special Meeting of the holders of the Series C Preferred Stock and the Common Stock for the purpose of electing the directors necessary to constitute a majority of the board of directors in the manner provided by paragraph 5B(iv). The Special Meeting shall be held at the earliest practicable date at the principal office of the Corporation in the State of Delaware, as shall be designated by such officer and specified in the notice of the Special Meeting. If the Special Meeting shall not be called by the proper officers of the Corporation within twenty days after personal service of said written request upon the Secretary of the Corporation or within twenty days after mailing the same within the United States of America, by registered mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least ten percent (10%) of the Series C Preferred Stock then outstanding may designate in writing one of their number to call the Special Meeting at the expense of the Corporation; and the Special Meeting may be called by such person


                                      E-14                               Page 55
so designated upon the notice required for annual meetings of stockholders and shall be held at the principal office of the Corporation in the State of Delaware. Any holder of Series C Preferred Stock so designated shall have access to the stock books of the Corporation for the purpose of causing a Special Meeting of stockholders to be called pursuant to these provisions. Notwithstanding the provisions of this paragraph, no Special Meeting shall be called or held during the period within ninety days immediately preceding the date fixed for the next annual meeting of stockholders.

         (iv) Upon the calling of the Special Meeting as provided in paragraph 5B(iii), vacancies shall be created on the Corporation's board of directors in accordance with the Corporation's bylaws. If the Corporation's bylaws do not provide for such vacancies, all directors elected by holders of the Corporation's securities other than Series C Preferred Stock shall cease to serve except those directors specifically reelected at the Special Meeting in accordance with this paragraph 5B(iv). At the Special Meeting, (a) holders of Series C Preferred Stock shall elect the number of directors which, together with the directors elected as provided in paragraph 4 constitutes a majority of the Corporation's directors, and (b) remaining members of the board of directors shall (subject to the right of holders of any class or series or other securities of the Corporation other than the Series C Preferred Stock to elect directors upon the happening of an event, such as default in the payment of dividends) be elected by the holders of the securities of the Corporation entitled at the time to vote for the election of directors. If for any reason the remaining members of the board of directors are not elected at the Special Meeting, the directors elected by Series C Preferred Stock may fill any remaining vacancies on the board of directors.

         (v) If any Event of Noncompliance shall exist, each holder of any Shares shall have, in addition to the rights expressly provided in this paragraph 5B, any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have under applicable law, but no such right shall include the right to cause redemption of the Series C Preferred Stock when it is prohibited by paragraph 3I of this part I.

    6.   RESTRICTIONS.

         (a) So long as any Series C Preferred Stock shall be outstanding, the Corporation shall not create any class or series of stock ranking, as to parity, payment of dividends or as to liquidation preference, prior to, or equal to, the Series C Preferred Stock.

         (b) So long as any Series C Preferred Stock shall remain outstanding, the Corporation shall not, except with the prior


                                      E-15                               Page 56
written consent or the affirmative vote of the holders of record of at least eighty percent of the then outstanding shares of Series C Preferred Stock, (i) amend, alter or repeal this part I, (ii) otherwise amend, alter or repeal the certificate of incorporation or its by-laws, or file any directors' resolutions pursuant to the General Corporation Law of the State of Delaware, adversely affecting any of the powers, preferences and special rights set forth in this part I, or (iii) be a party to or enter into any agreement which would prohibit or in any way restrict the Corporation from declaring or paying dividends on, or redeeming, the Series C Preferred Stock, or performing any other obligation to the holders of the Series C Preferred Stock imposed on the Corpora- tion by this part I, or permit any Subsidiary to be a party to or to enter into any agreement which would by its terms prohibit or in any way restrict such Subsidiary from declaring or paying dividends to the Corporation (directly, or indirectly through one or more other Subsidiaries) or the Corporation from declaring or paying dividends on, or redeeming the Series C Preferred Stock, or performing any other obligation to the holders of the Series C Preferred Stock imposed on the Corporation by this part I.

    7. VOTING RIGHTS. Except as otherwise provided by law, or as otherwise provided in this part I of Article FOURTH, Shares shall entitle the holders thereof to no voting rights.

    8. CLOSING OF BOOKS. The Corporation will not close its books against the transfer of any Share.

    9. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Shares. Upon the surrender of any certificate representing Series C Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate (and the Corporation forthwith shall cancel such surrendered certificate), subject to the requirements of applicable securities laws. Each such new certificate shall be registered in such name and shall represent such number of Shares as shall be requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate; and dividends shall be calculated cumulatively on a daily basis on the Shares represented by such new certificate from the date to which dividends have been fully paid on the Shares represented by the surrendered certificate at the rate and in the manner applicable to such surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer


                                      E-16                               Page 57
involved in the issuance and delivery of any certificate in a name other than that of the holder of the surrendered certificate.

    10.  REPLACEMENT.

         (i) Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder, without bond, shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more Shares and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the registered holder is an institution, its own agreement of indemnity shall be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, on which dividends shall be calculated cumulatively on a daily basis from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate at the rate and in the manner applicable to such certificate.

         (ii) The term "outstanding" when used in this part I with reference to Shares as of any particular time shall not include any Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation in accordance with paragraph 9 or this paragraph 10, but shall include only those Shares represented by such new certificate.

    11. DEFINITIONS. The following terms shall have the following meanings, which meanings shall be equally applicable to the singular and plural forms of such terms:

         (i) "Business Day" means any day which is not a Saturday or a Sunday or a bank holiday in New York, New York.

        (ii) "Junior Security" means any equity security of any kind which the Corporation or any Subsidiary shall at any time issue or be authorized to issue other than the Series C Preferred Stock.

       (iii) "Liquidation Value" of any Share as of any particu- lar date shall be equal to the sum of two dollars ($2.00), plus any unpaid dividends on such Share added to the Liquidation Value of such Share on any Dividend Reference Date pursuant to paragraph 1C of this part I and not thereafter paid; and, in the event of any liquidation, dissolution or winding up of the Corporation, unpaid dividends on such Share shall be added to the Liquidation Value of such Share on the payment date under paragraph 2, calculated


                                     Page 17                             Page 58
cumulatively to the close of business on such payment date on a daily basis.

          (iv) "Person" includes an individual, a partnership, a corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof.

           (v) "Purchase Agreement" means the Preferred Stock and Warrant Purchase Agreement dated January 3, 1984, pursuant to which the Shares were issued as the same shall from time to time be modified and amended.

          (vi) "Redemption Date" as to any Share means the date specified in the notice of redemption in the case of a redemption of such Share pursuant to paragraph 3D, provided that for purposes of paragraph 3F no such date shall be a Redemption Date unless on such date the applicable Redemption Price is actually paid or funds as required to pay the applicable Redemption Price are set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of holders of shares of Series C Preferred Stock to be redeemed. Should those funds be thus set aside, then notwithstanding any failure to surrender for cancellation any shares of Series C Preferred Stock being redeemed, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the Redemption Date, and all rights of the holders of such shares shall terminate after that date save only the right of those holders to receive the redemption price therefor without interest. Any funds thus set aside that remain unclaimed for one year after the Redemption Date shall revert to the Corporation's general funds, and thereafter the holders of redeemed shares shall look only to the Corporation for payment of the redemption price although such shares shall not be deemed outstanding.

         (vii) "Subsidiary" means any corporation or other entity at least a majority of the Voting Stock or capital or equity, however named, of which is, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through one or more Subsidiaries.

        (viii) "Voting Stock" means any shares of stock having general voting power in electing the board of directors (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason of the happening of any contingency).

          (ix) "Warrants" means the Warrants issued in conjunction with the initial issuance of the Series B Preferred Stock.

           (x) "Wholly-owned Subsidiary" means any Subsidiary all of the Voting Stock or capital or equity, however named, of which (except directors' qualifying shares) is, and all securities con-


                                      E-18                               Page 59
vertible into or exchangeable or exercisable for any such Voting Stock or capital or equity of which are, and all rights (contingent or otherwise) to subscribe for or to purchase any such capital stock or any such securities are, at the time as of which any such determination is being made, owned by the Corporation either directly or indirectly through one or more Wholly-owned Subsidiaries.

    12. NO SALE, LEASE OR EXCHANGE OF ASSETS, MERGER OR CONSOLIDATION, OR CERTAIN ACQUISITIONS WITHOUT CONSENT OF HOLDERS OF SERIES C PREFERRED STOCK. Without the prior written consent of the holders of at least 66.67 percent of the Shares outstanding or the vote of such percentage of the holders thereof after due and proper notice, the Corporation will not (a) sell, lease or exchange all or substantially all of its properties or assets, whether or not in the ordinary course of business and whether directly or through the sale or exchange of stock of any Subsidiary or Subsidiaries, other than liquidation of a Subsidiary existing on December 31, 1983, into the Corporation, (b) merge or consolidate with or into any other entity other than a merger of a Wholly-owned Subsidiary existing on December 31, 1983, into the Corporation, or (c) acquire directly or indirectly any business, whether by purchase of assets, stock or otherwise, (i) for a consideration, whether cash, notes, securities or otherwise, in excess of $5,000,000, or (ii) which business has total liabilities exceeding its shareholders equity, both determined in accordance with generally accepted accounting principles.

    13. AMENDMENT AND WAIVER. (a) No amendment, modification or waiver of any provision of this part I (or of the percentage of Shares required to approve such amendment, modification or waiver) shall be binding or effective without the prior written consent or the affirmative vote of the holders of at least 80 per cent of the Shares outstanding at the time such change shall be made.

     (b) No amendment, modification or waiver of any provision of this part I shall extend to or affect any obligation not expressly amended, modified or waived or impair any right consequent thereon. No course of dealing, and no failure to exercise or delay in exercising any right, remedy, power or privilege under this part I, shall operate as a waiver, amendment or modification of any provision of this part I.

    14. FULLY PAID AND NON-ASSESSABLE. The Shares of the Series C Preferred Stock shall be fully paid and non-assessable.

    15.  CONVERSION.

         15A. CONVERSION OPTION. Subject to the provisions for adjustment subsequently set forth in this paragraph 15, each Share of the Series C Preferred Stock shall be convertible at the option of the holder thereof, upon surrender to the Corporation of the


                                      E-19                               Page 60
certificate for the Share or Shares to be converted, into fully paid and non-assessable shares of Common Stock on the basis of treating the par value of the converted Shares as payment for the purchase price of the Common Stock determined in accordance with the following schedule (the "Purchase Price"):


Date Preferred Certificate   Purchase Price of each Share
Surrendered for Conversion          of Common Stock
--------------------------   ----------------------------
Before 9-1-87                           $2.25

On or after 9-1-87 and
before 9-1-88                            2.00

On or after 9-1-88 and
before 9-1-89                            1.75

On or after 9-1-89 and
before 9-1-90                            1.50

On or after 9-1-90                       1.00

Any Shares so surrendered for conversion shall be duly endorsed, or accompanied by proper instrument of transfer, to the Corporation or in blank, together with a written notice to the Corporation of the election to make such conversion and of the name or names in which the certificate or certificates to represent Shares of the Common Stock shall be issued. The right to convert Shares of the Series C Preferred Stock called for redemption shall terminate at the close of business on the date fixed for such redemption or at the close of business on such earlier day, not earlier than the fifth day prior to the date fixed for such redemption, as shall be determined by the board of directors. Upon conversion of any Shares of the Series C Preferred Stock, no allowance or adjustment shall be made for accumulated unpaid dividends on the Series C Pre-ferred Stock or for dividends on the Common Stock issued upon such conversion. The Corporation shall pay all taxes and other charges in respect of the issue of shares of the Common Stock upon any such conversion; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of the Common Stock in a name other than that in which the Shares of the Series C Preferred Stock so converted were registered.

         15B. ANTI-DILUTION PROVISIONS; ADJUSTMENT OF PURCHASE PRICE. The Purchase Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Purchase Price, the holder of each Share shall thereafter be entitled to acquire by conversion, at the Purchase Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying the


                                      E-20                               Page 61

Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

         15C. ADJUSTMENT FORMULAS FOR PURCHASE PRICE. If and whenever after the effective date (as defined in Section (b) of Article FOURTH) the Corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the Purchase Price in effect immediately prior to such issue or sale, then forthwith such Purchase Price shall be reduced to a price (calculated to the nearest $0.01) determined by dividing (1) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by such then existing Purchase Price, and (bb) the consideration, if any, received and deemed received by the Corporation upon such issue or sale, by (2) the total number of shares of Common Stock outstanding and deemed outstanding immediately after such issue or sale. No adjustment of the Purchase Price, however, shall be made in an amount less than $0.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.01 per share or more.
         15D. CONSTRUCTIVE ISSUANCES OF STOCK; CONVERTIBLE SECURITIES; RIGHTS AND OPTIONS; STOCK DIVIDENDS. For the purposes of paragraph 15C, the following provisions (1) to (7), inclusive, shall also be applicable.

    (1) In case at any time the Corporation shall in any manner grant any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock of securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
(b) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options)

                                      E-21                               Page 62
shall be less than the Purchase Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. Except as provided in subdivision (3) below no further adjustments of the Purchase Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

    (2) In case at any time the Corporation shall in any manner issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share; PROVIDED, that, except as otherwise specified in subdivision (3) below, (x) no further adjustments of the Purchase Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (y) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Purchase Price has been or is to be made pursuant to other provisions of this paragraph 15D, no further adjustment of the Purchase Price shall be made by reason of such issue or sale.

    (3) If the purchase price provided for in any right or option referred to in subdivision (1) of this paragraph 15D, or the rate at which any Convertible Securities referred to in subdivisions (1) and (2) of this paragraph 15D are convertible into or exchangeable for Common Stock, shall change or a different purchase price or rate shall become effective at any time or from time to time (other than under or by reason of provisions designed to protect against dilution) then, upon such change becoming effective, the Purchase Price then in effect hereunder shall forthwith be increased (but not above the prices scheduled in paragraph 15A for each relevant


                                      E-22                               Page 63
time period) or decreased to such Purchase Price as would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of (and the total consideration received therefor) (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, (b) the issuance of all Common Stock and all other rights, options and Convertible Securities issued after the issuance of such rights, options or Convertible Securities, and (c) the original issuance at the time of such change of any such options, rights and Convertible Securities then still outstanding. On the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased (but not above the prices scheduled in paragraph 15A for each relevant time period) or decreased to such Purchase Price as would have obtained (x) had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities and
(y) had adjustments been made on the basis of the Purchase Price as adjusted under the immediately preceding clause (x) for all issues or sales of Common Stock or rights, options or Convertible Securities made after the issuance of such rights or options or Convertible Securities. If the purchase price provided for in any right or option referred to in subdivision (1) of this paragraph 15D, or the rate at which any Convertible Securities referred to in subdivisions (1) and (2) of this paragraph 15D are convertible into or exchangeable for Common Stock, shall decrease at any time to an amount below the Purchase Price then in effect under or by reason of provisions with respect thereto designed to protect against dilution and the dilutive event causing such decrease is one that did not also require an adjustment in the Purchase Price under the provisions of this paragraph 15, then in the case of the delivery of shares of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be decreased to such Purchase Price as would have obtained had the adjustments made upon issuance of such right or option or Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

    (4) In case at any time the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.


                                      E-23                               Page 64

    (5) In case at any time any shares of Common Stock or Con- vertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount payable to the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Corporation shall be deemed to be the fair value of such consideration as reasonably determined by the Board of Directors of the Corporation, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Corporation, the amount of consideration therefor shall be deemed to be the fair value as reasonably determined by the Board of Directors of the Corporation of such portion of the assets of such merged corporation as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be.

    (6) In case at any time the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or
(b) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

    (7) The number of shares of Common Stock outstanding at any given time shall include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall not be considered an issue or sale of Common Stock for the purposes of paragraph 15C.

         15E. CORPORATION TO PREVENT DILUTION. In case at any time or from time to time conditions arise by reason of action taken by the Corporation which are not adequately covered by the provisions of this paragraph 15, and which might materially and adversely affect the conversion rights of the holders of the Shares under any provision of this paragraph 15, the Board of Directors shall appoint a firm of independent certified public accountants of recognized standing, who may be the firm regularly retained by the Corporation, who shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the


                                      E-24                               Page 65
other provisions of this paragraph 15, necessary with respect to the Purchase Price, so as to preserve, without dilution, the exercise rights of the holders of the Shares. Upon receipt of such opinion, the Board of Directors shall forthwith make the adjustments described therein.

         15F. EFFECT OF CERTAIN DIVIDENDS. In case at any time the Corporation shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock) payable otherwise than out of net earnings after taxes accumulated from and after August 31, 1985, the Purchase Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of Common Stock or, in the case of any other dividend, to the fair value thereof per share of Common Stock as determined by the Board of Directors of the Corporation. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of record of Common Stock of record entitled to such dividend are to be determined. As used in this Paragraph 15F, the term "dividend" shall mean any distribution to the holders of Common Stock as such.

         15G. STOCK SPLITS AND REVERSE SPLITS. In case at any time the Corporation shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock into which a Share is convertible immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time the Corporation shall combine its outstanding shares of Common Stock into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock into which a Share is convertible immediately prior to such combination shall be proportionately reduced. Except as provided in this paragraph 15G, no adjustment in the Purchase Price and no change in the number of shares of Common Stock into which a Share is convertible shall be made pursuant to this paragraph 15 as a result of or by reason of any such subdivision or combination.

         15H. EFFECT OF REORGANIZATION AND ASSET SALES. If any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby each holder of Shares shall thereafter have the right to receive, upon the terms and conditions


                                      E-25                               Page 66
herein contained, in lieu of the shares of the Common Stock of the Corporation immediately theretofore receivable upon conversion of such Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Purchase Price and of the number of shares issuable upon conversion) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of such Shares. The Corporation shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation
(if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder of Shares, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive, and containing the express assumption of such successor corporation of the due and punctual performance and observance of each provision of this paragraph 15 to be performed and observed by the Corporation and of all liabilities and obligations of the Corporation under this paragraph 15.

          15I. ACCOUNTANTS' CERTIFICATE. Upon each adjustment of the Purchase Price and upon each change in the number of shares of Common Stock issuable upon the conversion of a Share, and in the event of any change in the rights of the holders of Shares under this paragraph 15 by reason of other events herein set forth, then and in each such case, the Corporation will promptly obtain a certificate of a firm of independent certified public accountants of recognized standing selected by the Corporation's Board of Directors (who may be the regular auditors of the Corporation), stating the adjusted Purchase Price and the new number of shares of Common Stock issuable, or specifying the other shares of stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Corporation will promptly mail a copy of such accountants' certificate to the registered holders of all Shares. The certificate of such firm of independent public accountants shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Purchase Price and any such change in the number of such shares so issuable.

         15J. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full


                                      E-26                               Page 67
number of shares of Common Stock into which all shares of the Series C Preferred Stock from time to time outstanding are convertible.

         15K. Shares of the Series C Preferred Stock surrendered for conversion shall not under any circumstances be reissued, sold or transferred by the Corporation.

    16.  REGISTRATION RIGHTS.

         16A. DEFINITIONS. For purposes of this paragraph 16 of Part I, the following terms shall have the following meanings:

    (1)  "Commission" shall mean the Securities and Exchange Commission.

    (2)  "Holders" shall mean any holder or holders of Registrable Securities.

    (3) The terms "register," "registered," and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

    (4) "Registrable Securities" shall mean all shares of (a) Series C Preferred Stock which are issued and outstanding from time to time, (b) Common Stock which were received by the holders of the Old Series B Preferred Stock as a result of the change of the Old Series B Preferred Stock into shares of Common Stock and of Series C Preferred Stock, and (c) Common Stock which are issued upon conversion of shares of the Series C Preferred Stock in accordance with paragraph 15A of this Part I.

    (5)  "Securities Act" shall mean the Securities Act of 1933, as amended.

         B. NOTICE OF INTENTION TO TRANSFER; OPINION OF COUNSEL. Before any transfer of Registrable Securities, the Holder of such securities shall give written notice to the Corporation of its intention to effect such transfer describing such intended transfer as set forth in subdivision (1) of this paragraph 16B, and shall deliver to the Corporation an opinion of counsel for the Corporation or an opinion, reasonably satisfactory to counsel for the Corporation, of Eaton & Van Winkle or other counsel skilled in securities matters (selected by such Holder and reasonably satisfactory to the Corporation) as to the necessity or non-necessity of registration under the Securities Act, or an interpretative letter from the Commission to the effect that the proposed transfer may be made without registration under the Securities Act; provided, however, that the foregoing shall not apply with respect to any Registrable Securities as to which there is a

                                      E-27                               Page 68
registration statement in effect under the Securities Act at the time of the proposed transfer. In the case of such opinion of counsel, the following provisions shall apply:

    (1) If in such opinion of such counsel, the proposed transfer of the Registrable Securities may be effected without registration under the Securities Act of the Registrable Securities, the Holder of the Registrable Securities shall be entitled to transfer the Registrable Securities in accordance with the intended method of disposition specified in the notice delivered by such Holder to the Corporation.

    (2) If in such opinion of such counsel the proposed transfer of the Registrable Securities may not be effected without registration under the Securities Act of the Registrable Securities, the Holder of the Registrable Securities shall not be enti- tled to transfer the Registrable Securities until completion of such registration, but, upon the written request of Holders representing in the aggregate at least 25 percent of the Registrable
Securities then outstanding, the Corporation shall be obligated to prepare and file and to use its best efforts to effect the registration under the Securities Act of such Registrable Securities as requested by such Holders, all in accordance with the following provisions of this paragraph 16; provided, that the Corporation shall only be obligated to effect a total of one such free registration pursuant to this subdivision (2) of this paragraph 16B.

    Each Holder agrees to indemnify the Corporation against and hold it harmless from all damages, losses, liabilities (including liability for rescission), costs and expenses which the Corporation may incur under the Securities Act or otherwise by reason of any misrepresentation by it of facts concerning it or any proposed transfer of the Registrable Securities which are material with respect to the availability of any exemption from registration under the Securities Act.

         C. FREE REGISTRATION RIGHT. Whenever the Corporation shall be required by the Holders of Registrable Securities pursuant to subdivision (2) of paragraph 16B to effect the registration of any of the Registrable Securities, the Corporation shall promptly give written notice of such proposed registration to all other Holders of Registrable Securities and thereupon shall, as expeditiously as possible, file a registration statement and use its best efforts within 120 days after the giving of such written request (or, in the case of a request made within 60 days prior to the end of the Corporation's then current fiscal year, 210 days after the giving of such written request) to effect the registration under the Securities Act of


                                      E-28                               Page 69

    (1) the Registrable Securities which the Corporation has been requested to register pursuant to subdivision (2) of paragraph 16B; and

    (2) all other Registrable Securities which the Holders have, within 30 days after the Corporation has given such written notice, requested the Corporation to register;

all to the extent requisite to permit the disposition by the Holders of the Registrable Securities so registered of such Registrable Securities. No other outstanding securities of the Corporation shall be included in such registration statement without the consent of the underwriter selected by the Holders to sell the Registrable Securities so registered, which underwriter shall be a member firm of the New York Stock Exchange of national standing with a net capital of at least $10,000,000.

         16D. PIGGY-BACK REGISTRATION RIGHTS. If the Corporation proposes to register any shares of its capital stock under the Securities Act, and if the registration statement is to be filed in a form of the Commission which can include, or is at any time amended or changed to such a form which can include, the Registrable Securities, the Corporation will at each such time give written notice to all Holders of its intention to do so at least 30 days prior to the filing of said registration statement.

    (1) If the representative of the underwriters participating in the sale and distribution of the Corporation's securities covered by said registration statement agrees that a number of shares of Registrable Securities may be included in the registration statement (the "Permissible Secondary Shares"), the Corporation's notice shall afford the Holders an opportunity to elect within 30 days after receipt thereof to include in such filing their Registrable Securities. If the aggregate number of Registrable Securities which the Holders thereof desire to include in such filing exceeds the number of Permissible Secondary Shares, then each such Holder shall be entitled to include that number of Registrable Securities which bears the same ratio to the number of Permissible Secondary Shares as the number of Registrable Securities such Holder desires to include bears to the number of Registrable Securities all such Holders desire to include.

    (2) The Corporation agrees that it will not without the consent of the Holders of two-thirds or more of the Registrable Securities hereafter grant to any present or future shareholder any contractual "piggy-back" registration rights covering in the aggregate (for all such rights granted after the effective date (as defined in section (b) of Article FOURTH)) 125,000 shares of Common Stock (as presently constituted), and also agrees that any Holder entitled to include a given number of Registrable Securities in a filing as provided in subdivision (1) of this paragraph l6D may assign or transfer such right of inclusion to any other Holder.


                                      E-29                               Page 70

    (3) The inclusion of Registrable Securities in such filing shall be upon the condition that the Holders thereof have their shares sold through the underwriters on the same terms and conditions as applicable to the Corporation or other selling shareholders of the Corporation.

    (4) The Corporation shall be obligated under this subdivision (4) of paragraph l6D to afford the Holders the right to participate in each such registration until they have had an opportunity (whether or not availed of) to participate in at least two registrations which become effective and such additional registrations as become effective or may be necessary to have afforded them the opportunity to include in such registrations and sell, in the aggregate, a number of Registrable Shares equal to three times the maximum number of Registrable Securities at any time held by them.

         16E. CONDITIONS TO REGISTRATION. The obligations of the Corporation under this paragraph 16 are subject to the conditions that each Holder of Registrable Shares which are to be included in any registration:

    (1) Cooperates with the Corporation in preparing such registration, and executes such agreements as may be reasonably necessary in favor of any underwriter selected by the Corporation,

    (2) Promptly supplies the Corporation with all information, documents, representations and agreements reasonably necessary in connection with the registration of such Holder's Registrable Securities, and

    (3) Agrees in writing not to sell or transfer any Registrable Securities not included in such registration for a period of 90 days after the effective date of such registration statement without the underwriters' consent, but no such Holder shall be required to make such agreement unless all other Holders of Permissible Secondary Shares included in such registration similarly agree.

         16F. OPINION OF COUNSEL AS ALTERNATIVE TO REGISTRATION. The registration rights granted to the Holders under this paragraph 16 shall be subject to the condition that any registration of Registrable Securities proposed to be effected need not be effected if the Corporation shall deliver to the Holders requesting such registration an opinion reasonably satisfactory to such Holders and their counsel of counsel reasonably satisfactory to such Holders to the effect that such proposed sale or disposition for which registration was requested does not require registration under the Securities Act. The Corporation hereby indemnifies such Holders, and each of them, against and holds them harmless from all damages, losses, liabilities (including liability for rescission), costs and expenses which they may incur under the Securities Act or otherwise

                                      E-30                               Page 71
by reason of their proceeding in accordance with such opinion of counsel.

         16G. CORPORATION'S REGISTRATION OBLIGATIONS. If and whenever the Corporation is obligated by the provisions of this paragraph 16 to effect the registration of any Registrable Securities under the Securities Act, as expeditiously as possible the Corporation will, or will use its best efforts to, as the case may be:

    (1) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and cause such registration statement to become and remain effective for a period of at least 90 days.

    (2) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of the sale of all Registrable Securities covered thereby or the expiration of a period of nine months from the date it became effective, and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement. In the event that any Registrable Securities included in a registration statement subject to, or required by, this paragraph 16 remain unsold at the end of the period during which the Corporation is obligated to use its best efforts to maintain the effectiveness of such registration statement, the Corporation, if and when a further amendment or supplement would be required to comply with Section 10 of the Securities Act, may file a post-effective amendment to the registration statement for the purpose of removing such Registrable Securities from registered status.

    (3) Furnish to Holders of Registrable Securities for whom such shares are registered or are to be registered such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holders may reasonably request in order to facilitate the disposition of such shares.

    (4) Register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions (not exceeding 10 in number for all Holders of Registrable Securities participating in such offering and subject to the approval of any managing underwriter involved) as the Holders for whom such Registrable Securities are registered shall request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of such Registrable Securities; PROVIDED, HOWEVER, that the Corporation shall not be obligated, by reason thereof, to qualify as a foreign


                                      E-31                               Page 72
corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

    (5) Furnish to the Holders of Registrable Securities for whom such shares are registered or are to be registered at the time of disposition an opinion of counsel for the Corporation acceptable to such Holders and their counsel to the effect that a registration statement covering such shares has been filed with the Commission under the Securities Act and has been made effective by order of the Commission, that a prospectus complying as to form with the requirements of the Securities Act is available for delivery, that no stop order has been issued by the Commission suspending the effectiveness of such registration statement and that, to the best of such counsel's knowledge, no proceedings for the issuance of such a stop order are threatened or contemplated, and that the shares have been registered or qualified under the securities or blue sky laws of each state in which the Corporation has been advised by the representatives of the underwriters that they intend to sell such shares, if a firm offering or, if not, as the Corporation shall be required to register or qualify such shares as contemplated in subdivision (4) of this paragraph 16G.

    (6) Notify the holders of Registrable Securities for whom such Registrable Securities are registered or are to be registered and their counsel promptly after the Corporation shall receive notice that any registration statement, supplement or amendment has become effective, any registration statement is required to be amended or supplemented, or any stop order has been issued.

         H. EXPENSES OF REGISTRATION. The costs and expenses (other than underwriting discount or commission) of all registrations and qualifications under the Securities Act, and of all other actions, which the Corporation is required to take or effect pursuant to this paragraph 16 shall be paid by the Corporation (including, without limitation, all registration and filing fees, printing expenses, costs of special audits incident to or required by any such registration, fees and disbursements of counsel for the Corporation and up to $50,000 of fees and disbursements of one special counsel acting for the Holders of Registrable Securities requesting any registration) except that all such expenses in connection with any amendment or supplement to the registration statement or the prospectus used in connection therewith required to be filed more than ninety days after the date on which such registration statement becomes effective under the Securities Act because any Holder has not effected the disposition of shares covered by such registration statement shall be borne by such Holder or Holders, in such proportions as they may agree.

         I. NOTICES TO BE COMPLETE. Notices and requests delivered by Holders to the Corporation pursuant to this paragraph 16 shall contain such information regarding the Registrable Securities


                                      E-32                               Page 73
and the intended method of disposition thereof as reasonably shall be required in connection with the action to be taken.

         J. INDEMNITY OF CORPORATION. In the event of any registration under the Securities Act of any Registrable Securities, the Corporation hereby indemnifies and holds harmless each Holder disposing of such shares and each other person, if any, who controls such Holder within the meaning of the Securities Act and each other person (including each underwriter, and each other person, if any who controls such underwriter) who participates in the offering of such Registrable Securities, against any losses, claims, damages or liabilities, joint or several, to which such Holder or controlling person or participating person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Holder and each such controlling person or participating person for any legal or other expenses reasonably incurred by such Holder or such controlling person or participating person in connection with investigating or defending any such loss, claim, damage, liability or proceeding; PROVIDED, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation by an instrument duly executed by such Holder or such controlling or participating person, as the case may be, specifically for use in the preparation thereof.

         K. INDEMNITY OF HOLDER. In the event of any registration under the Securities Act of any Registrable Securities, each Holder thereof hereby severally indemnifies and holds harmless the Corporation, each other Holder disposing of such shares (the "Indemnified Holders"), each other person, if any, who controls such Indemnified Holders within the meaning of the Securities Act and each other person (including each underwriter, and each other person, if any, who controls each underwriter) who participates in the offering of such Registrable Securities, against any losses, claims, damages or liabilities, joint or several, to which the Corporation, such Indemnified Holders or controlling persons or participating persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or




                                      E-33                               Page 74
liabilities (or proceedings in respect thereof) arise out of or based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Indemnified Holders were registered under the Securities
Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation, such Indemnified Holders and each of such controlling persons or participating persons for any legal or other expenses reasonably incurred by the Corporation, each Indemnified Holder or such controlling persons or participating persons in connection with investigating or defending any such loss, claim, damage, liability or proceeding; PROVIDED, that such Holder will be liable in any such case to the extent, and only to the extent that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation in an instrument duly executed by such Holder specifically for use in the preparation thereof.

                                II

                     SERIES D PREFERRED STOCK

    1. The Series D Preferred Stock may be issued from time to time in one or more subseries, the shares of each subseries to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such subseries adopted by the Board of Directors as hereinafter provided.

    2. Authority is hereby granted to the Board of Directors of the Corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by law, to authorize the issue of one or more subseries of Series D Preferred Stock and with respect to each subseries to fix by resolution or resolutions providing for the issue of such subseries the voting powers, full or limited, if any, of the shares of such subseries and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each subseries shall include, but not be limited to, the determination or fixing of the following:

                  (i)   The designation of such subseries.


                                      E-34                               Page 75

          (ii) The dividend rate of such subseries, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative.

         (iii) Whether the shares of such subseries shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

          (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such subseries.

           (v) Whether or not the shares of such subseries shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

          (vi) The extent, if any, to which the holders of the shares of such subseries shall be entitled to vote with respect to the election of directors or otherwise.

         (vii) The restrictions, if any, on the issue or reissue of any additional Series D Preferred Stock, and subseries thereof.

        (viii) The rights of the holders of the shares of such series and subseries thereof upon the dissolution of, or upon the distribution of assets of, the Corporation.

    3. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any subseries of Series D Preferred Stock, the holders of any such subseries shall have no voting power whatsoever.

    4. The Corporation may from time to time issue and dispose of any of the authorized and unissued shares of Series D Preferred Stock for such consideration, not less than its par value, as may be fixed from time to time by the Board of Directors, without action by the Stockholders. The Board of Directors may provide for payment thereof to be received by the Corporation in cash, property or services. Any and all such shares of the Series D Preferred Stock of the Corporation the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be fully paid and non-assessable.


                                      E-35                               Page 76

                               III

                           COMMON STOCK

    1. DIVIDENDS. Subject to all prior rights of holders of the Corporation's Preferred Stock of any class or series, holders of shares of Common Stock shall be entitled to dividends when, as and if declared by the Corporation's Board of Directors out of funds legally available therefor.

    2. LIQUIDATION. Upon any liquidation, dissolution or wining up of the Corporation, after (a) the payment to holders of Series C Preferred Stock shall have been made as provided by paragraph 2 of part I of this Article FOURTH, and
(b) any other payments required by the provisions of this Article FOURTH to be made to holders of securities of the Corporation ranking senior to the Common Stock, shall have been made, the holders of Common Stock shall be entitled equally on a share-for-share basis to receive any and all assets remaining to be paid or distributed to stockholders of the Corporation, and holders of Preferred Stock of any class or series shall not be entitled to shares therein.

    3. VOTING. Except as otherwise provided by law or by express provision of this Certificate of Incorporation, each share of Common Stock shall be entitled to one vote on any matter submitted for the vote or written consent of stockholders of the Corporation, including the election of directors.

    4. FULLY PAID AND NON-ASSESSABLE. Shares of Common Stock shall be fully paid and non-assessable.

    FIFTH: The number of directors which shall constitute the whole board of directors shall be no less than five (5) and no more than nine (9), all of whom shall be elected by the holders of the voting stock of the Corporation.

    SIXTH: The Corporation shall make, not less than once annu- ally in advance of its annual meeting of stockholders, periodic reports to its stockholders which shall include balance sheets and profit and loss statements of the Corporation prepared in accordance with sound business and accounting practice. Any such annual reports shall be certified by a firm of certified public accountants of good standing.

    SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

    EIGHTH:  Election of directors need not be by written ballot.

    NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages


                                      E-36                               Page 77
for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

    6. In accordance with Section 228 of the General Corporation Law of the State of Delaware and the Corporation's Certficate of Incorporation, the Amendments were approved at the Corporation's 1995 Annual Meeting of Stockholders by the affirmative vote of the holders of (a) more than eighty percent (80%) of all of the issued and outstanding shares of the Corporation's Series C Preferred Stock and (b) a majority of all of the issued and outstanding shares of the Corporation's stock entitled to vote thereon (i.e., Common Stock and Series C Preferred Stock).

    7. This Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

    8. This Amended and Restated Certificate of Incorporation shall be known as the "1995 Restated Certificate of Incorporation of DMI Furniture, Inc."


                                      E-37                               Page 78

    IN WITNESS WHEREOF, DMI Furniture, Inc., has caused its Chairman and its Secretary to sign and attest this Amended and Restated Certificate of Incorporation on March 21, 1995.
                                   DMI FURNITURE, INC.


                                   By /s/Donald D. Dreher
                                     Donald D. Dreher
                                     Chairman of the Board,
                                       President and Chief
                                       Executive Officer

ATTEST:


/s/Joseph G. Hill
Joseph G. Hill, Secretary


                                      E-38                               Page 79